Exhibit 10.2

EXECUTION VERSION

INHIBITOR THERAPEUTICS, INC.

INVESTOR LOCK-UP AGREEMENT

February 19, 2026

This Investor Lock-Up Agreement (this “Agreement”) is being delivered to you in connection with an understanding by and between Investor Therapeutics, Inc., a Delaware corporation (the “Company”), and the investor named on the signature page hereto (the “Investor”).

Reference is hereby made to that certain Stock Purchase Agreement, dated February 19, 2026, by and between the Company and the Investor (the “SPA”), pursuant to which the Investor acquired shares of Common Stock of the Company (the “Shares”) and Warrants to purchase Warrant Shares. Capitalized terms not defined herein shall have the meaning as set forth in the SPA.

The Investor agrees solely with the Company that, from the date that Investor is issued the Shares and the Warrants (the “Effective Date”) and ending on the earlier of the date that is (i) nine (9) months after the Effective Date (the “Restricted Period”) or (ii) a Change in Control of the Company, the Investor shall not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any of the Shares or the Warrant Shares, including any shares of Common Stock issued in connection with the Shares and/or the Warrant Shares by way of dividend or otherwise (subject to adjustment for reverse and forward stock splits and the like). For the purposes hereof, “Change in Control” means (i) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the surviving corporation, other than a transaction which would result in the voting equity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation at least 50% of the voting shares of the Company or such surviving corporation immediately after such transaction; or (ii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company to any Person.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Investor may, directly or indirectly, sell or transfer all, or any part, of the Shares and/or Warrant Shares to any Person that is an Affiliate of the Investor (an “Assignee”), without complying with (or otherwise limited by) the restrictions set forth in this Agreement; provided, that as a condition to any such sale or transfer, authorized signatories of each of the Company and such Assignee duly execute and deliver a lock-up agreement in the form of this Agreement.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be given in accordance with the terms of the SPA.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall not be for the benefit of, or be enforceable by, any other person or entity.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the SPA. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware and shall be governed by Section 5.7 of the SPA (Governing Law).

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the Company may not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the Company, on the one hand, and the Investor, on the other, shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

Without implication that the contrary would otherwise be true, the Company acknowledges and agrees that this Agreement is a separate agreement that is solely between the Company and the undersigned and not between or among any other Person.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Page Follows]

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[Signature Page to Inhibitor Therapeutics, Inc. Lock-Up Agreement]

Sincerely,

INHIBITOR THERAPEUTICS, inc.

By:
Name:	Francis E. O’Donnell Jr.
Title:	Chief Executive Officer

Agreed to and Acknowledged:

“HOLDER”

By:
Name:
Title:

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